Exhibit 14.2

SPEAKING ROSES INTERNATIONAL, INC.

CODE OF ETHICS

FOR CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

CODE OF ETHICS

FOR CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICER

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees, which is applicable to all of our officers, directors and employees. Our chief executive officer and our senior financial officers, including our chief financial officer and corporate controller, are bound by the provisions set forth in that code relating to honest and ethical conducts, conflicts of interest and compliance with laws. In addition to the code of business conducts and ethics, our chief executive officer and senior financial officers are subject to the specific policies are set forth below. If our chief executive officer, our chief financial officer or our corporate controller has a reporting obligation under any policies set forth below, they must promptly bring the matter to the attention of the audit committee established from time to time by our board of directors. For purposes of this code of ethics, the term "senior financial officers" shall mean our chief financial officer, corporate controller and any other executive officers operating divisions who are responsible for accounting.

Our senior financial officers and chief executive officer shall be subject to the following code of ethics:

    Our chief executive officer and all senior financial officers shall be responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the Securities and Exchange Commission. Accordingly, it is the responsibility of our chief executive officer and each senior financial officer to report any untrue statement of a material fact or any omission of material fact of which he or she may become aware pertaining to information prepared by him or her, or associates in his or her areas of responsibility, that affect the disclosures we make in our public filings.
    Our chief executive officer and each senior financial officer shall report to our audit committee any information he or she may have concerning:
      Significant deficiencies in the design or operation of our disclosure and internal controls which could adversely effect the ability of associates in his or her areas of responsibility to record, process, summarize and report financial data; or
      Any fraud, whether or not material, that involves any associate who has a significant role in his or her areas internal controls.
    Our chief executive officer and each senior financial officer shall report any information he or she may have concerning any violation of this code of ethics, including any actual or apparent conflicts of interest between personal and professional relationships involving any associate who has a significant role in his or her areas financial reporting, disclosures or internal controls.
    Our chief executive officer and each senior financial officer shall report any information he or she may have concerning evidence of a material violation of securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.
    Our audit committee, as existing from time to time, shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this code of ethics. Those actions may be reasonably designed to deter wrongdoing and promote accountability for adherence to this code of ethics, including, among things, disciplinary action up to and including termination of employment. In determining what action is appropriate in a particular case, our audit committee, or its designee, shall take into account all relevant information, including whether the violation was promptly reported, whether a violation of the law has occurred, the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question has been advised prior to the violation as to the proper course of action and whether or not the individual in question committed other violations in the past, the penalties imposed, if any, in the past for comparable violations and other factors that the audit committee deems relevant.